Exhibit 99.1


     Forest City Reports Second-Quarter and Year-to-Date Financial Results


    CLEVELAND--(BUSINESS WIRE)--Sept. 7, 2006--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced revenues, net earnings and EBDT for the second quarter and six months ended July 31, 2006.
    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the second quarter was $56.7 million, or $0.55 per share, a
12.7 percent decrease on a per share basis compared with last year's second-quarter EBDT of $64.9 million, or $0.63 per share. EBDT for the six months ended July 31, 2006 was $120.0 million, or $1.16 per share, compared with last year's $132.6 million, or $1.29 per share.
    Fiscal second-quarter net earnings were $7.5 million, or $0.07 per share, compared with $20.2 million, or $0.20 per share, in the prior year. Net earnings for the six months were $60.8 million, or $0.59 per share, compared with $42.4 million, or $0.41 per share, in 2005. The increase was primarily due to the gain on disposition of the Company's Hilton Times Square hotel property in the first quarter of fiscal 2006.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.
    Second-quarter consolidated revenues were $266.3 million compared with $283.0 million last year. First-half revenues were $542.8 million compared with $566.3 million for the six months ended July 31, 2005.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "EBDT was down for both the second quarter and first half primarily due to a decrease in land sales in the Land Development Group, as well as fewer sales of our Commercial Group's outlot parcels adjacent to our retail centers. We anticipated these results, coming off of a record year for this activity in 2005. It is expected that the continued strong performance throughout our rental real estate operating portfolio and condominium sales in the second half will more than offset the first-half EBDT shortfall."
    Ratner continued, "Second-quarter and year-to-date EBDT were significantly impacted by a $6.4 million, $0.06 per share, unanticipated mark-to-market adjustment related to the purchase of certain 10-year forward-swaps. The hedging decision was the right one because it enabled us to lock in long-term fixed interest rates in anticipation of future financing transactions. We chose to enter into these swaps as interest rates were rising to preserve an attractive spread between the return on our projects and the cost of financing those projects. As interest rate market conditions change, these outstanding hedges may further impact earnings.
    "Our portfolio of rental real estate continues to perform well. Comparable property NOI and occupancies were very strong in the second quarter, following an equally strong first quarter. The office portfolio is seeing improved occupancies and our retail projects continue to generate good sales increases. The residential business is experiencing its best comparable NOI in half a decade. All projects under construction are leasing well and our new property openings are performing according to plan. Overall, we are confident in our ability to execute our business plan, despite the softness in the housing market, and fully expect to achieve our 27th consecutive year of EBDT growth."
    Comparable property net operating income (NOI) increased 5.4 percent during the second quarter compared with the same period a year ago. The retail and office portfolios were up 5.0 percent and 1.5 percent, respectively. In the residential portfolio, comparable property NOI increased 8.2 percent.
    Comparable property NOI, defined as NOI from properties operated in both 2006 and 2005, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.
    Fiscal 2006 second-quarter comparable occupancies were up overall compared with the same period a year ago. Comparable retail occupancies were 94.3 percent in 2006 compared with 93.7 percent in 2005. Office occupancies were 92.9 percent compared with 91.6 percent last year. Comparable occupancies in the residential business increased to 94.6 percent compared with 92.6 percent last year.

    Recent Milestones

    Forest City and its New York affiliate, Forest City Ratner Companies (FCRC), have reached a definitive agreement to restructure the Company's New York City portfolio. The agreement calls for FCRC President and CEO Bruce Ratner to contribute his ownership interests in 30 operating assets and certain service companies to a newly formed limited liability company, in exchange for cash and units in the new company which are convertible into an equal number of shares of Class A stock or cash after one year. The two parties have agreed on a methodology to separately value seven projects that are currently under active development. Beyond these seven projects, Forest City Enterprises will own 100 percent of all future New York developments. The transaction is expected to close in the fourth quarter.
    The restructuring is expected to be accretive to Forest City's EBDT per share in the long term but slightly dilutive in the short term. Forest City intends to conduct its New York operations in the same manner as it has for the past 20 years.
    Early in the third quarter, Forest City completed the acquisition of ING Real Estate's interest in the New York Times Building. ING served as a financial partner and helped to share the risk during the development stage of the project. "We are convinced it was a wise decision to take the opportunity to increase our investment in this very special building in such a great market," Charles Ratner said.
    The 52-story, 1.5-million-square-foot Times building in Manhattan is nearing completion and is on schedule for opening in 2007. The New York Times Company will own and occupy 800,000 square feet of office space for its headquarters, and Forest City will own and manage the remaining 700,000 square feet on floors 28 to 52 as well as retail space on the ground floor. Forest City's portion of the building, which represents $493 million of project cost, is expected to be completed on time and on budget. The space owned by Forest City is currently more than 75 percent pre-leased, featuring four large tenants - global asset management firm Legg Mason, and the law firms of Osler, Hoskin & Harcourt LLP, Covington & Burling, and Seyfarth Shaw LLP.
    In Albuquerque, Forest City reached several milestones at its 9,000-acre Mesa del Sol master-planned, mixed-use community. These included: purchasing 3,000 acres of land to begin full-scale development of the project; announcing that a Hollywood studio will build a 50-acre film production campus at Mesa del Sol; and nearing completion of an 88,000-square-foot research, development and manufacturing facility for Mesa del Sol's first tenant - solar technology company Advent Solar Inc.

    Other second-quarter milestones included:

    -- Breaking ground on East River Plaza, a 547,000-square-foot anchored retail center on the site of a former industrial plant in Manhattan.

    -- Signing an agreement to sell Battery Park Embassy Suites Hotel and related retail in Manhattan.

    --  Beginning construction on Rancho Cucamonga Leggio, a
        180,000-square-foot Bass Pro Shops Outdoor World adjacent to the Company's Victoria Gardens open-air regional lifestyle center in Southern California.

    -- Breaking ground for Uptown Apartments, a 665-unit apartment community in Oakland for which Forest City has secured a $160 million tax-exempt bond deal - the largest multifamily housing single project issue in the history of California.

    -- Commencing construction on approximately 1,600 military family homes at the Navy Great Lakes housing redevelopment project in the Chicago area.

    -- Being selected to engage in exclusive negotiations for the development and management of an additional 3,700 military family housing units for the U.S. Navy in Hawaii.

    -- Receiving two Urban Land Institute Awards for Excellence - for Stapleton in Denver and Victoria Gardens in Rancho Cucamonga, California.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the second quarter, Forest City's pipeline included 22 projects under construction or to be acquired, representing a total cost of $1.4 billion on a full consolidation basis and $2.2 billion of cost at the Company's pro-rata share.
    The new San Francisco Centre on Market Street in downtown San Francisco will open on September 28. The new center, when combined with the existing San Francisco Centre, will create a 1.5-million-square-foot retail/office project. Jointly developed and owned with The Westfield Group, the new center will be anchored by Nordstrom and Bloomingdale's and will connect at all five levels to the original San Francisco Centre. The Company expects the retail component to open more than 90 percent leased.
    In the third quarter, Forest City will open the third phase of the 1.1-million-square-foot (618,000 square feet of Gross Leasable Area) Northfield Stapleton in Denver. This 637,000-square-foot phase features a main street setting with a 140,000-square-foot Macy's, which will join existing anchor tenants Super Target, Circuit City, Colorado's first Bass Pro Shops Outdoor World, and a Harkins movie theatre complex. Once this phase of Northfield is completed, the entire Stapleton project will have approximately 2 million square feet of combined retail space. Also at Stapleton, there were 109 homes sold and 255 homes closed (occupied) during the second quarter. Since inception, 2,724 homes have sold and 2,498 have closed.
    In downtown Los Angeles, Forest City is nearing completion of its 228-unit 1100 Wilshire residential condominium project. The 37-story building is an adaptive re-use of a 1980s-era office building. Forest City has signed contracts for the sale of more than 190 of the units, and expects residents to move in by the end of the year.
    Two open-air regional lifestyle centers currently under construction are slated for openings in 2007: Orchard Town Center, a 972,000-square-foot shopping center in the Denver suburb of Westminster anchored by Macy's, JCPenney, Target and AMC Theatres; and Promenade Bolingbrook, a 743,000-square-foot retail center in suburban Chicago where Bass Pro Shops and Marshall Field's will join IKEA as anchors.

    Projects Under Development

    At the end of the second quarter, Forest City had more than 20 projects under development, representing approximately $2 billion of cost on a full consolidation basis and at the Company's share.
    Among the large projects under development and scheduled to begin construction during the next 12 months are six projects totaling $1.2 billion of cost on a full consolidation basis and $833.8 million at the Company's share:

    -- Bolingbrook South, a 441,000-square-foot retail center adjacent to the Company's Promenade Bolingbrook project

    -- The Shops at Wiregrass, a 523,000-square-foot anchored retail center in the Tampa area

    --  Summit at Lehigh Valley, a mixed-use project in eastern
        Pennsylvania, which includes a 488,000-square-foot lifestyle center

    -- White Oak Village, an 855,000-square-foot retail center in Richmond, Virginia

    -- Tobacco Row - Lucky Strike, the redevelopment of a former tobacco warehouse in Richmond, Virginia, into a 131-unit apartment community

    -- Beekman, which will feature more than 650 residential units in Manhattan

    The Company has continued to make progress on several long-term development opportunities not included in the $2 billion of projects under development. These mixed-use projects include Atlantic Yards in Brooklyn, and Southeast Federal Center and Waterfront in Washington, D.C.

    Financing Activity

    During the first six months of 2006, Forest City closed on transactions totaling $404.7 million in nonrecourse mortgage financings, including $238.3 million in refinancings, 37.0 million in development and acquisitions, and $129.4 million in loan extensions and additional fundings.
    As of July 31, 2006, the Company's weighted average cost of mortgage debt increased to 6.06 percent from 5.89 percent at July 31, 2005, primarily due to the general increase in short-term interest rates. Fixed-rate mortgage debt, which represented 73 percent of the Company's total nonrecourse mortgage debt, decreased from 6.39 percent at July 31, 2005 to 6.22 percent at July 31, 2006. The variable-rate mortgage debt increased from 4.75 percent at July 31, 2005 to 5.65 percent at July 31, 2006.
    In an effort to lock in rates that remain relatively low historically for anticipated financing activity over the next 39 months, the Company has executed $869.2 million of 10-year forward swaps at a weighted average rate of 5.73 percent with commencement dates ranging from December 2006 through November 2009.

    Outlook

    Ratner said, "The continued growth of our existing portfolio and the addition of development projects are key components of our strategy to create long-term shareholder value. Our diverse product and market strategies also continue to pay dividends, enabling us to use cyclical strengths in certain businesses to offset downturns in others. Over the last several years, the land business capitalized on record growth resulting from the demand for single-family homes. As land sales have moderated, the rental real estate business has improved across all product types - retail, office, mixed use and most significantly in our Residential Group. Our rental real estate performance is more than offsetting the softening in the land business, and, as a result, we are confident that we will achieve our 27th consecutive year of EBDT growth in 2006."

    Corporate Description

    Forest City Enterprises, Inc. is an $8.0 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended July 31, 2006, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2006 and 2005
            (dollars in thousands, except per share data)

                              Three Months Ended,        Increase
                                    July 31,             (Decrease)
                               2006        2005       Amount   Percent
                            ------------------------ --------- -------
Operating Results:
Earnings (loss) from
 continuing operations            $(423)    $21,260  $(21,683)
Discontinued operations,
 net of tax and minority
 interest(1)                      7,915      (1,096)    9,011
                            ------------------------ ---------
Net earnings                     $7,492     $20,164  $(12,672)
                            ======================== =========

Earnings Before
 Depreciation, Amortization
 and  Deferred Taxes
 (EBDT)(2)                      $56,665     $64,927   $(8,262) (12.7%)
                            ======================== =========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
         Amortization and
          Deferred Taxes
          (EBDT)(2):

  Net Earnings                   $7,492     $20,164  $(12,672)

  Depreciation and
   amortization - Real
   Estate Groups(5)              54,385      45,965     8,420

  Amortization of mortgage
   procurement costs - Real
   Estate Groups(5)               2,446       2,902      (456)

  Deferred income tax
   expense - Real Estate
   Groups(6)                      6,959      (2,998)    9,957

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on disposition
         of other
         investments                  -          (4)        4

  Current income tax
   expense on non-operating
   earnings:(6)
        Gain on disposition
         of other
         investments                  -          (2)        2
        Gain on disposition
         included in
         discontinued
         operations                   -           -         -
        Gain on disposition
         of equity method
         rental properties        2,657        (187)    2,844

 Straight-line rent
  adjustment(3)                  (1,900)     (1,987)       87

 Provision for decline in
  real estate, net of
  minority interest               1,923       1,074       849

 Provision for decline in
  real estate of equity
  method rental properties          400           -       400

 Gain on disposition of
  equity method rental
  properties                     (7,662)          -    (7,662)

 Gain on disposition of
  other investments                   -           -         -

 Discontinued
  operations:(1)
        Gain on disposition
         of rental
         properties              (7,342)          -    (7,342)
        Minority interest -
         Gain on
         disposition             (2,693)          -    (2,693)

                            ------------------------ ---------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes (EBDT)(2)     $56,665     $64,927   $(8,262) (12.7%)
                            ======================== =========

Diluted Earnings per Common
 Share:

Earnings (loss) from
 continuing operations           $(0.01)      $0.21    $(0.22)
Discontinued operations,
 net of tax and minority
 interest(1)                       0.08       (0.01)     0.09
                            ------------------------ ---------
Net earnings                      $0.07       $0.20    $(0.13)
                            ======================== =========

Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT)(2)(4)                     $0.55       $0.63    $(0.08) (12.7%)
                            ======================== =========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                         $0.01       $0.25    $(0.24)

Provision for decline in
 real estate, net of tax          (0.01)      (0.01)        -

Gain on disposition of
 rental properties and
 other investments, net of
 tax                               0.08           -      0.08

Minority interest                 (0.01)      (0.04)     0.03

                            ------------------------ ---------
Net earnings                      $0.07       $0.20    $(0.13)
                            ======================== =========

Diluted weighted average
 shares outstanding(4)      101,705,878 102,494,099  (788,221)
                            ======================== =========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2006 and 2005
            (dollars in thousands, except per share data)

                                Six Months Ended         Increase
                                    July 31,             (Decrease)
                               2006        2005       Amount   Percent
                            ------------------------ --------- -------
Operating Results:
Earnings (loss) from
 continuing operations           $7,892     $45,746  $(37,854)
Discontinued operations,
 net of tax and minority
 interest(1)                     52,858      (3,366)   56,224
                            ------------------------ ---------
Net earnings                    $60,750     $42,380   $18,370
                            ======================== =========

Earnings Before
 Depreciation, Amortization
 and  Deferred Taxes
 (EBDT)(2)                     $120,004    $132,589  $(12,585)  (9.5%)
                            ======================== =========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2):

  Net Earnings                  $60,750     $42,380   $18,370

  Depreciation and
   amortization - Real
   Estate Groups(5)             101,585      92,237     9,348

  Amortization of mortgage
   procurement costs - Real
   Estate Groups(5)               5,355       5,633      (278)

  Deferred income tax
   expense - Real Estate
   Groups(6)                     43,389       4,986    38,403

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on disposition
         of other
         investments                  -         174      (174)

  Current income tax
   expense on non-operating
   earnings:(6)
        Gain on disposition
         of other
         investments                  -          60       (60)
        Gain on disposition
         included in
         discontinued
         operations                 (29)          -       (29)
        Gain on disposition
         of equity method
         rental properties        2,657       7,927    (5,270)

 Straight-line rent
  adjustment(3)                  (3,031)     (4,983)    1,952

 Provision for decline in
  real estate, net of
  minority interest               1,923       2,574      (651)

 Provision for decline in
  real estate of equity
  method rental properties          400         704      (304)

 Gain on disposition of
  equity method rental
  properties                     (7,662)    (18,497)   10,835

 Gain on disposition of
  other investments                   -        (606)      606

 Discontinued
  operations:(1)
        Gain on disposition
         of rental
         properties            (143,726)          -  (143,726)
        Minority interest -
         Gain on
         disposition             58,393           -    58,393

                            ------------------------ ---------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes (EBDT)(2)    $120,004    $132,589  $(12,585)  (9.5%)
                            ======================== =========

Diluted Earnings per Common
 Share:

Earnings (loss) from
 continuing operations            $0.08       $0.44    $(0.36)
Discontinued operations,
 net of tax and minority
 interest(1)                       0.51       (0.03)     0.54
                            ------------------------ ---------
Net earnings                      $0.59       $0.41     $0.18
                            ======================== =========

Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT)(2)(4)                     $1.16       $1.29    $(0.13) (10.1%)
                            ======================== =========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                         $0.12       $0.39    $(0.27)

Provision for decline in
 real estate, net of tax          (0.01)      (0.02)     0.01

Gain on disposition of
 rental properties and
 other investments, net of
 tax                               1.12        0.11      1.01

Minority interest                 (0.64)      (0.07)    (0.57)

                            ------------------------ ---------
Net earnings                      $0.59       $0.41     $0.18
                            ======================== =========

Diluted weighted average
 shares outstanding(4)      103,148,106 102,396,712   751,394
                            ======================== =========



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2006 and 2005
                        (dollars in thousands)

                                 Three Months Ended,     Increase
                                       July 31,          (Decrease)
                                    2006      2005     Amount  Percent
                                 -------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                 $181,142 $207,294  $(26,152)
  Residential Group                  63,039   51,927    11,112
  Land Development Group             22,094   23,820    (1,726)
  Corporate Activities                    -        -         -
                                 -------------------- ---------
       Total Revenues               266,275  283,041   (16,766) (5.9%)

Operating expenses                 (158,997)(166,096)    7,099
Interest expense, including
 early extinguishment of debt       (74,789) (67,546)   (7,243)
Amortization of mortgage
 procurement costs(5)                (2,511)  (2,562)       51
Depreciation and amortization(5)    (43,564) (39,825)   (3,739)
Interest and other income             7,991    6,620     1,371
Equity in earnings of
 unconsolidated entities              6,310    9,880    (3,570)
Provision for decline in real
 estate of equity method rental
 properties                             400        -       400
Gain on disposition of equity
 method rental properties            (7,662)       -    (7,662)
Revenues and interest income
 from discontinued operations(1)     17,880   31,164   (13,284)
Expenses from discontinued
 operations(1)                      (14,333) (32,647)   18,314
                                 -------------------- ---------

Operating earnings (loss) (a
 non-GAAP financial measure)         (3,000)  22,029   (25,029)
                                 -------------------- ---------

Income tax expense(6)                 3,265    3,086       179
Income tax expense from
 discontinued operations(1)(6)       (4,984)     690    (5,674)
Income tax expense on non-
 operating earnings items (see
 below)                               5,941     (569)    6,510
                                 -------------------- ---------

Operating earnings, net of tax
 (a non-GAAP financial measure)       1,222   25,236   (24,014)
                                 -------------------- ---------

Provision for decline in real
 estate                              (1,923)  (1,120)     (803)

Provision for decline in real
 estate of equity method rental
 properties                            (400)       -      (400)

Gain on disposition of equity
 method rental properties             7,662        -     7,662

Gain on disposition of other
 investments                              -        -         -

Gain on disposition of rental
 properties included in
 discontinued operations(1)           7,342        -     7,342

Income tax benefit (expense) on
 non-operating earnings:(6)
     Provision for decline in
      real estate                       743      402       341
     Provision for decline in
      real estate of equity
      method rental properties          155       (7)      162
     Gain on disposition of
      other investments                   -        6        (6)
     Gain on disposition of
      equity method rental
      properties                     (2,962)     168    (3,130)
     Gain on disposition of
      rental properties included
      in discontinued operations     (3,877)       -    (3,877)
                                 -------------------- ---------
Income tax expense on non-
 operating earnings (see above)      (5,941)     569    (6,510)
                                 -------------------- ---------

Minority interest in continuing
 operations                          (2,480)  (4,218)    1,738

Minority interest in
 discontinued operations:(1)
     Operating earnings                (683)    (303)     (380)
     Gain on disposition of
      rental properties               2,693        -     2,693
                                 -------------------- ---------
                                      2,010     (303)    2,313
                                 -------------------- ---------

Minority interest                      (470)  (4,521)    4,051
                                 -------------------- ---------

Net earnings                         $7,492  $20,164  $(12,672)
                                 ==================== =========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2006 and 2005
                        (dollars in thousands)

                                   Six Months Ended      Increase
                                       July 31,          (Decrease)
                                    2006      2005     Amount  Percent
                                 -------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                 $377,481 $405,299  $(27,818)
  Residential Group                 122,361  101,533    20,828
  Land Development Group             42,910   59,474   (16,564)
  Corporate Activities                    -        -         -
                                 -------------------- ---------
       Total Revenues               542,752  566,306   (23,554) (4.2%)

Operating expenses                 (316,332)(321,992)    5,660
Interest expense, including
 early extinguishment of debt      (144,233)(133,748)  (10,485)
Amortization of mortgage
 procurement costs(5)                (5,474)  (4,876)     (598)
Depreciation and amortization(5)    (85,787) (80,231)   (5,556)
Interest and other income            22,881   13,497     9,384
Equity in earnings of
 unconsolidated entities              6,689   29,916   (23,227)
Provision for decline in real
 estate of equity method rental
 properties                             400      704      (304)
Gain on disposition of equity
 method rental properties            (7,662) (18,497)   10,835
Revenues and interest income
 from discontinued operations(1)     37,097   57,294   (20,197)
Expenses from discontinued
 operations(1)                      (35,616) (62,720)   27,104
                                 -------------------- ---------

Operating earnings (loss) (a
 non-GAAP financial measure)         14,715   45,653   (30,938)
                                 -------------------- ---------

Income tax expense(6)                (4,138) (13,783)    9,645
Income tax expense from
 discontinued operations(1)(6)      (33,285)   2,122   (35,407)
Income tax expense on non-
 operating earnings items (see
 below)                              35,036    6,115    28,921
                                 -------------------- ---------

Operating earnings, net of tax
 (a non-GAAP financial measure)      12,328   40,107   (27,779)
                                 -------------------- ---------

Provision for decline in real
 estate                              (1,923)  (2,620)      697

Provision for decline in real
 estate of equity method rental
 properties                            (400)    (704)      304

Gain on disposition of equity
 method rental properties             7,662   18,497   (10,835)

Gain on disposition of other
 investments                              -      606      (606)

Gain on disposition of rental
 properties included in
 discontinued operations(1)         143,726        -   143,726

Income tax benefit (expense) on
 non-operating earnings:(6)
     Provision for decline in
      real estate                       743      995      (252)
     Provision for decline in
      real estate of equity
      method rental properties          155      272      (117)
     Gain on disposition of
      other investments                   -     (234)      234
     Gain on disposition of
      equity method rental
      properties                     (2,962)  (7,148)    4,186
     Gain on disposition of
      rental properties included
      in discontinued operations    (32,972)       -   (32,972)
                                 -------------------- ---------
Income tax expense on non-
 operating earnings (see above)     (35,036)  (6,115)  (28,921)
                                 -------------------- ---------

Minority interest in continuing
 operations                          (6,543)  (7,329)      786

Minority interest in
 discontinued operations:(1)
     Operating earnings                (671)     (62)     (609)
     Gain on disposition of
      rental properties             (58,393)       -   (58,393)
                                 -------------------- ---------
                                    (59,064)     (62)  (59,002)
                                 -------------------- ---------

Minority interest                   (65,607)  (7,391)  (58,216)
                                 -------------------- ---------

Net earnings                        $60,750  $42,380   $18,370
                                 ==================== =========



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                Six Months Ended July 31, 2006 and 2005
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three months ended July 31, 2006, the effect of 1,551,707 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share, diluted weighted average shares outstanding of 103,257,585 were used to arrive at $0.55/share.)

5) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly- owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                              Depreciation and     Depreciation and
                                 Amortization         Amortization
                             -------------------- --------------------
                             Three Months Ended    Six Months Ended
                                   July 31,             July 31,
                             -------------------- --------------------
                                2006      2005       2006      2005
                             -------------------- --------------------

 Full Consolidation             $43,564  $39,825     $85,787  $80,231
 Non-Real Estate Groups            (347)    (279)       (696)    (538)
                             -------------------- --------------------
 Real Estate Groups Full
  Consolidation                  43,217   39,546      85,091   79,693
 Real Estate Groups related
  to minority interest           (3,738)  (4,049)     (7,009)  (8,880)
 Real Estate Groups Equity
  Method                         13,384    6,356      20,202   13,531
 Real Estate Groups
  Discontinued Operations         1,522    4,112       3,301    7,893
                             -------------------- --------------------
 Real Estate Groups Pro-Rata
  Consolidation                 $54,385  $45,965    $101,585  $92,237
                             ==================== ====================

                               Amortization of      Amortization of
                                   Mortgage             Mortgage
                               Procurement Costs    Procurement Costs
                             -------------------- --------------------
                             Three Months Ended    Six Months Ended
                                   July 31,             July 31,
                             -------------------- --------------------
                                2006      2005       2006      2005
                             -------------------- --------------------

 Full Consolidation              $2,511   $2,562      $5,474   $4,876
 Non-Real Estate Groups             (98)    (134)       (190)    (202)
                             -------------------- --------------------
 Real Estate Groups Full
  Consolidation                   2,413    2,428       5,284    4,674
 Real Estate Groups related
  to minority interest             (292)    (339)       (600)    (665)
 Real Estate Groups Equity
  Method                            278      304         567      603
 Real Estate Groups
  Discontinued Operations            47      509         104    1,021
                             -------------------- --------------------
 Real Estate Groups Pro-Rata
  Consolidation                  $2,446   $2,902      $5,355   $5,633
                             ==================== ====================


                             Three Months Ended    Six Months Ended
                                   July 31,             July 31,
                             -------------------- --------------------
                                2006      2005       2006        2005
                             -------------------- --------------------
(6) The following table         (in thousands)       (in thousands)
 provides detail of Income
 Tax Expense (Benefit):

 (A) Operating earnings
            Current             $(7,774)    $251     $(8,005)    $661
            Deferred              2,445   (2,768)     10,079    7,007
                             -------------------- --------------------
                                 (5,329)  (2,517)      2,074    7,668
                             -------------------- --------------------

 (B) Provision for decline in
  real estate
            Deferred               (743)    (402)       (743)    (995)
            Deferred - Equity
             method
             investment            (155)       7        (155)    (272)
                             -------------------- --------------------
                                   (898)    (395)       (898)  (1,267)
                             -------------------- --------------------
 (C) Gain on disposition of
  other investments
            Current - Non-
             Real Estate
             Groups                   -       (2)          -       60
            Deferred - Non-
             Real Estate
             Groups                   -       (4)          -      174
                             -------------------- --------------------
                                      -       (6)          -      234
                             -------------------- --------------------
 (D) Gain on disposition of
  equity method rental
  properties
           Current                2,657     (187)      2,657    7,927
           Deferred                 305       19         305     (779)
                             -------------------- --------------------
                                  2,962     (168)      2,962    7,148
                             -------------------- --------------------

        Subtotal(A)(B)(C)(D)
           Current               (5,117)      62      (5,348)   8,648
           Deferred               1,852   (3,148)      9,486    5,135
                             -------------------- --------------------
           Income tax expense    (3,265)  (3,086)      4,138   13,783
                             -------------------- --------------------

 (E) Discontinued operations
  - Rental Properties
           Operating earnings
           Current                  662   (1,668)       (137)  (3,976)
           Deferred                 445      978         450    1,854
                             -------------------- --------------------
                                  1,107     (690)        313   (2,122)

          Gain on disposition
           of rental
           properties
          Current                     -        -         (29)       -
          Deferred                3,877        -      33,001        -
                             -------------------- --------------------
                                  3,877        -      32,972        -
                             -------------------- --------------------
                                  4,984     (690)     33,285   (2,122)
                             -------------------- --------------------

       Grand
        Total(A)(B)(C)(D)(E)
           Current               (4,455)  (1,606)     (5,514)   4,672
           Deferred               6,174   (2,170)     42,937    6,989
                             -------------------- --------------------
                                 $1,719  $(3,776)    $37,423  $11,661
                             -------------------- --------------------

       Recap of Grand Total:
         Real Estate Groups
           Current                1,134    1,246       2,445   12,424
           Deferred               6,959   (2,998)     43,389    4,986
                             -------------------- --------------------
                                  8,093   (1,752)     45,834   17,410
         Non-Real Estate
          Groups
           Current               (5,589)  (2,852)     (7,959)  (7,752)
           Deferred                (785)     828        (452)   2,003
                             -------------------- --------------------
                                 (6,374)  (2,024)     (8,411)  (5,749)
                             -------------------- --------------------
        Grand Total              $1,719  $(3,776)    $37,423  $11,661
                             ==================== ====================



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                              Three Months Ended July 31, 2006
                      ------------------------------------------------
                         Full     Less      Plus      Plus   Pro-Rata
                       Consol-  Minority  Unconsol-  Discon-  Consol-
                       idation  Interest   idated    tinued   idation
                                           Invest-   Opera-
                                          ments at    tions
                                          Pro-Rata
                      ------------------------------------------------
 Revenues from real
  estate operations   $266,275   $25,317    $75,331  $14,944 $331,233
 Exclude straight-
  line rent
  adjustment(1)         (3,377)        -          -      (15)  (3,392)
                      ------------------------------------------------
 Adjusted revenues     262,898    25,317     75,331   14,929  327,841

 Operating expenses    158,997    13,135     49,221    8,975  204,058
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)                347         -      1,334        -    1,681
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups(d)                 98         -        151        -      249
 Exclude straight-
  line rent
  adjustment(2)         (1,186)        -          -     (306)  (1,492)
                      ------------------------------------------------
 Adjusted operating
  expenses             158,256    13,135     50,706    8,669  204,496

 Add interest and
  other income           7,991     1,240        265       89    7,105
 Add equity in
  earnings of
  unconsolidated
  entities               6,310         -     (4,389)       -    1,921
 Remove gain on
  disposition of
  equity method
  rental properties     (7,662)        -      7,662        -        -
 Add back provision
  for decline
  recorded on equity
  method                   400         -       (400)       -        -
 Add back equity
  method depreciation
  and amortization
  expense (see below)   13,662         -    (13,662)       -        -
                      ------------------------------------------------

 Net Operating Income  125,343    13,422     14,101    6,349  132,371

 Interest expense,
  including early
  extinguishment of
  debt                 (74,789)   (6,912)   (14,101)  (1,625) (83,603)

 Gain on disposition
  of equity method
  rental
  properties(e)          7,662         -          -        -    7,662

 Gain on disposition
  of rental
  properties                 -         -          -   10,035   10,035

 Provision for
  decline in real
  estate                (1,923)        -          -        -   (1,923)

 Provision for
  decline in real
  estate of equity
  method rental
  properties              (400)        -          -        -     (400)

 Depreciation and
  amortization - Real
  Estate Groups(a)     (43,217)   (3,738)   (13,384)  (1,522) (54,385)

 Amortization of
  mortgage
  procurement costs -
  Real Estate
  Groups(c)             (2,413)     (292)      (278)     (47)  (2,446)

 Straight-line rent
  adjustment(1)+(2)      2,191         -          -     (291)   1,900

 Equity method
  depreciation and
  amortization
  expense (see above)  (13,662)        -     13,662        -        -
                      ------------------------------------------------

 Earnings (loss)
  before income taxes   (1,208)    2,480          -   12,899    9,211

 Income tax benefit      3,265         -          -   (4,984)  (1,719)
                      ------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations             2,057     2,480          -    7,915    7,492

 Minority Interest      (2,480)   (2,480)         -        -        -
                      ------------------------------------------------
 Earnings (loss) from
  continuing
  operations              (423)        -          -    7,915    7,492

 Discontinued
  operations, net of
  tax and minority
  interest:
       Operating
        earnings
        (loss) from
        rental
        properties       1,757         -          -   (1,757)       -
       Gain on
        disposition
        of rental
        properties       6,158         -          -   (6,158)       -
                      ------------------------------------------------
                         7,915         -          -   (7,915)       -

                      ------------------------------------------------
 Net earnings           $7,492        $-         $-       $-   $7,492
                      ================================================


(a) Depreciation and
    amortization -
    Real Estate Groups $43,217    $3,738    $13,384   $1,522  $54,385
(b) Depreciation and
    amortization - Non-
    Real Estate Groups     347         -      1,334        -    1,681
                      ------------------------------------------------
    Total
     depreciation and
     amortization      $43,564    $3,738    $14,718   $1,522  $56,066
                      ================================================

(c) Amortization of
    mortgage
    procurement costs -
    Real Estate Groups  $2,413      $292       $278      $47   $2,446
(d) Amortization of
    mortgage
    procurement costs -
    Non-Real Estate
    Groups                  98         -        151        -      249
                      ------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs              $2,511      $292       $429      $47   $2,695
                      ================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the three months ended July 31, 2005, no equity method properties were sold.


 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                              Three Months Ended July 31, 2005
                      ------------------------------------------------
                        Full      Less      Plus      Plus   Pro-Rata
                       Consol-  Minority  Unconsol-  Discon-  Consol-
                       idation  Interest   idated    tinued   idation
                                           Invest-   Opera-
                                          ments at    tions
                                          Pro-Rata
                      ------------------------------------------------
 Revenues from real
  estate operations   $283,041   $28,309    $74,621  $27,586 $356,939
 Exclude straight-
  line rent
  adjustment(1)         (3,790)        -          -      (32)  (3,822)
                      ------------------------------------------------
 Adjusted revenues     279,251    28,309     74,621   27,554  353,117

 Operating expenses    166,096    13,187     45,737   19,604  218,250
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)                279         -      1,683        -    1,962
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real Estate
  Groups(d)                134         -        (22)       -      112
 Exclude straight-
  line rent
  adjustment(2)         (1,236)        -          -     (599)  (1,835)
                      ------------------------------------------------
 Adjusted operating
  expenses             165,273    13,187     47,398   19,005  218,489

 Add interest and
  other income           6,620       584        327      135    6,498
 Add equity in
  earnings of
  unconsolidated
  entities               9,880         -     (7,383)       -    2,497
 Remove gain on
  disposition of
  equity method
  rental properties          -         -          -        -        -
 Add back provision
  for decline
  recorded on equity
  method                     -         -          -        -        -
 Add back equity
  method depreciation
  and amortization
  expense (see below)    6,660         -     (6,660)       -        -
                      ------------------------------------------------

 Net Operating Income  137,138    15,706     13,507    8,684  143,623

 Interest expense,
  including early
  extinguishment of
  debt                 (67,546)   (7,054)   (13,507)  (5,282) (79,281)

 Gain on disposition
  of equity method
  rental
  properties(e)              -         -          -        -        -

 Gain on disposition
  of rental
  properties                 -         -          -        -        -

 Provision for
  decline in real
  estate                (1,120)      (46)         -        -   (1,074)

 Provision for
  decline in real
  estate of equity
  method rental
  properties                 -         -          -        -        -

 Depreciation and
  amortization - Real
  Estate Groups(a)     (39,546)   (4,049)    (6,356)  (4,112) (45,965)

 Amortization of
  mortgage
  procurement costs -
  Real Estate
  Groups(c)             (2,428)     (339)      (304)    (509)  (2,902)

 Straight-line rent
  adjustment(1)+(2)      2,554         -          -     (567)   1,987

 Equity method
  depreciation and
  amortization
  expense (see above)   (6,660)        -      6,660        -        -
                      ------------------------------------------------

 Earnings (loss)
  before income taxes   22,392     4,218          -   (1,786)  16,388

 Income tax benefit      3,086         -          -      690    3,776
                      ------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations            25,478     4,218          -   (1,096)  20,164

 Minority Interest      (4,218)   (4,218)         -        -        -
                      ------------------------------------------------
 Earnings (loss) from
  continuing
  operations            21,260         -          -   (1,096)  20,164

 Discontinued
  operations, net of
  tax and minority
  interest:
       Operating
        earnings
        (loss) from
        rental
        properties      (1,096)        -          -    1,096        -
       Gain on
        disposition
        of rental
        properties           -         -          -        -        -
                      ------------------------------------------------
                        (1,096)        -          -    1,096        -

                      ------------------------------------------------
 Net earnings          $20,164        $-         $-       $-  $20,164
                      ================================================


(a) Depreciation and
    amortization - Real
    Estate Groups      $39,546    $4,049     $6,356   $4,112  $45,965
(b) Depreciation and
    amortization - Non-
    Real Estate Groups     279         -      1,683        -    1,962
                      ------------------------------------------------
    Total
     depreciation and
     amortization      $39,825    $4,049     $8,039   $4,112  $47,927
                      ================================================

(c) Amortization of
    mortgage
    procurement costs -
    Real Estate Groups  $2,428      $339       $304     $509   $2,902
(d) Amortization of
    mortgage
    procurement costs -
    Non-Real Estate
    Groups                 134         -        (22)       -      112
                      ------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs              $2,562      $339       $282     $509   $3,014
                      ================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the three months ended July 31, 2005, no equity method properties were sold.


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
(GAAP) (in thousands):

                                 Six Months Ended July 31, 2006
                         ---------------------------------------------
                           Full     Less     Plus     Plus   Pro-Rata
                          Consol- Minority Unconsol- Discon-  Consol-
                          idation Interest  idated   tinued   idation
                                            Invest-  Opera-
                                           ments at   tions
                                           Pro-Rata
                         ---------------------------------------------

 Revenues from real
  estate operations      $542,752  $51,568 $145,108  $31,280 $667,572
 Exclude straight-line
  rent adjustment(1)       (6,071)       -        -      (31)  (6,102)
                         ---------------------------------------------
 Adjusted revenues        536,681   51,568  145,108   31,249  661,470

 Operating expenses       316,332   25,627   97,636   23,692  412,033
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups(b)                   696        -    7,524        -    8,220
 Add back amortization
  of mortgage
  procurement costs for
  non-Real Estate
  Groups(d)                   190        -      298        -      488
 Exclude straight-line
  rent adjustment(2)       (2,353)       -        -     (718)  (3,071)
                         ---------------------------------------------
 Adjusted operating
  expenses                314,865   25,627  105,458   22,974  417,670

 Add interest and other
  income                   22,881    1,871      358      540   21,908
 Add equity in earnings
  of unconsolidated
  entities                  6,689        -    1,291        -    7,980
 Remove gain on
  disposition of equity
  method rental
  properties               (7,662)       -    7,662        -        -
 Add back provision for
  decline recorded on
  equity method               400        -     (400)       -        -
 Add back equity method
  depreciation and
  amortization expense
  (see below)              20,769        -  (20,769)       -        -
                         ---------------------------------------------

 Net Operating Income     264,893   27,812   27,792    8,815  273,688

 Interest expense,
  including early
  extinguishment of debt (144,233) (13,660) (27,792)  (3,913)(162,278)

 Gain on disposition of
  equity method rental
  properties(e)             7,662        -        -        -    7,662

 Gain on disposition of
  rental properties and
  other investments             -        -        -   85,333   85,333

 Provision for decline
  in real estate           (1,923)       -        -        -   (1,923)

 Provision for decline
  in real estate of
  equity method rental
  properties                 (400)       -        -        -     (400)

 Depreciation and
  amortization - Real
  Estate Groups(a)        (85,091)  (7,009) (20,202)  (3,301)(101,585)

 Amortization of
  mortgage procurement
  costs - Real Estate
  Groups(c)                (5,284)    (600)    (567)    (104)  (5,355)

 Straight-line rent
  adjustment(1)+(2)         3,718        -        -     (687)   3,031

 Equity method
  depreciation and
  amortization expense
  (see above)             (20,769)       -   20,769        -        -
                         ---------------------------------------------

 Earnings before income
  taxes                    18,573    6,543        -   86,143   98,173

 Income tax expense        (4,138)       -        -  (33,285) (37,423)
                         ---------------------------------------------

 Earnings before
  minority interest and
  discontinued
  operations               14,435    6,543        -   52,858   60,750

 Minority Interest         (6,543)  (6,543)       -        -        -
                         ---------------------------------------------
 Earnings from
  continuing operations     7,892        -        -   52,858   60,750

 Discontinued
  operations, net of tax
  and minority interest:
       Operating
        earnings (loss)
        from rental
        properties            497        -        -     (497)       -
       Gain on
        disposition of
        rental
        properties         52,361        -        -  (52,361)       -
                         ---------------------------------------------
                           52,858        -        -  (52,858)       -

                         ---------------------------------------------
 Net earnings             $60,750       $-       $-       $-  $60,750
                         =============================================


(a) Depreciation and
    amortization - Real
    Estate Groups         $85,091   $7,009  $20,202   $3,301 $101,585
(b) Depreciation and
    amortization - Non-
    Real Estate Groups        696        -    7,524        -    8,220
                         ---------------------------------------------
       Total
        depreciation and
        amortization      $85,787   $7,009  $27,726   $3,301 $109,805
                         =============================================

(c) Amortization of
    mortgage procurement
    costs - Real Estate
    Groups                 $5,284     $600     $567     $104   $5,355
(d) Amortization of
    mortgage procurement
    costs - Non-Real
    Estate Groups             190        -      298        -      488
                         ---------------------------------------------
       Total
        amortization of
        mortgage
        procurement
        costs              $5,474     $600     $865     $104   $5,843
                         =============================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the six months ended July 31, 2005, two equity method investments were sold, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497.


 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                                Six Months Ended July 31, 2005
                        ----------------------------------------------
                           Full     Less     Plus      Plus  Pro-Rata
                         Consol-  Minority Unconsol- Discon-  Consol-
                         idation  Interest  idated    tinued  idation
                                            Invest-   Opera-
                                           ments at   tions
                                           Pro-Rata
                        ----------------------------------------------

 Revenues from real
  estate operations      $566,306 $58,741   $150,046 $51,370 $708,981
 Exclude straight-line
  rent adjustment(1)       (8,681)      -          -     (63)  (8,744)
                        ----------------------------------------------
 Adjusted revenues        557,625  58,741    150,046  51,307  700,237

 Operating expenses       321,992  28,198     93,015  37,779  424,588
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups(b)                   538       -      9,261       -    9,799
 Add back amortization
  of mortgage
  procurement costs for
  non-Real Estate
  Groups(d)                   202       -         68       -      270
 Exclude straight-line
  rent adjustment(2)       (2,564)      -          -  (1,197)  (3,761)
                        ----------------------------------------------
 Adjusted operating
  expenses                320,168  28,198    102,344  36,582  430,896

 Add interest and other
  income                   13,497   1,143        447     208   13,009
 Add equity in earnings
  of unconsolidated
  entities                 29,916       -    (25,370)      -    4,546
 Remove gain on
  disposition of equity
  method rental
  properties              (18,497)      -     18,497       -        -
 Add back provision for
  decline recorded on
  equity method               704       -       (704)      -        -
 Add back equity method
  depreciation and
  amortization expense
  (see below)              14,134       -    (14,134)      -        -
                        ----------------------------------------------

 Net Operating Income     277,211  31,686     26,438  14,933  286,896

 Interest expense,
  including early
  extinguishment of
  debt                   (133,748)(14,766)   (26,438)(10,373)(155,793)

 Gain on disposition of
  equity method rental
  properties(e)            18,497       -          -       -   18,497

 Gain on disposition of
  rental properties and
  other investments           606       -          -       -      606

 Provision for decline
  in real estate           (2,620)    (46)         -       -   (2,574)

 Provision for decline
  in real estate of
  equity method rental
  properties                 (704)      -          -       -     (704)

 Depreciation and
  amortization - Real
  Estate Groups(a)        (79,693) (8,880)   (13,531) (7,893) (92,237)

 Amortization of
  mortgage procurement
  costs - Real Estate
  Groups(c)                (4,674)   (665)      (603) (1,021)  (5,633)

 Straight-line rent
  adjustment(1)+(2)         6,117       -          -  (1,134)   4,983

 Equity method
  depreciation and
  amortization expense
  (see above)             (14,134)      -     14,134       -        -
                        ----------------------------------------------

 Earnings before income
  taxes                    66,858   7,329          -  (5,488)  54,041

 Income tax expense       (13,783)      -          -   2,122  (11,661)
                        ----------------------------------------------

 Earnings before
  minority interest and
  discontinued
  operations               53,075   7,329          -  (3,366)  42,380

 Minority Interest         (7,329) (7,329)         -       -        -
                        ----------------------------------------------
 Earnings from
  continuing operations    45,746       -          -  (3,366)  42,380

 Discontinued
  operations, net of
  tax and minority
  interest:
       Operating
        earnings (loss)
        from rental
        properties         (3,366)      -          -   3,366        -
       Gain on
        disposition of
        rental
        properties              -       -          -       -        -
                        ----------------------------------------------
                           (3,366)      -          -   3,366        -

                        ----------------------------------------------
 Net earnings             $42,380      $-         $-      $-  $42,380
                        ==============================================


(a) Depreciation and
    amortization - Real
    Estate Groups         $79,693  $8,880    $13,531  $7,893  $92,237
(b) Depreciation and
    amortization - Non-
    Real Estate Groups        538       -      9,261       -    9,799
                        ----------------------------------------------
       Total
        depreciation
        and
        amortization      $80,231  $8,880    $22,792  $7,893 $102,036
                        ==============================================

(c) Amortization of
    mortgage procurement
    costs - Real Estate
    Groups                 $4,674    $665       $603  $1,021   $5,633
(d) Amortization of
    mortgage procurement
    costs - Non-Real
    Estate Groups             202       -         68       -      270
                        ----------------------------------------------
       Total
        amortization of
        mortgage
        procurement
        costs              $4,876    $665       $671  $1,021   $5,903
                        ==============================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the six months ended July 31, 2005, two equity method investments were sold, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497.



                          Net Operating Income (dollars in thousands)
                          --------------------------------------------
                                Three Months Ended July 31, 2006
                          --------------------------------------------
                            Full     Less      Plus    Plus  Pro-Rata
                           Consol- Minority Unconsol- Discon- Consol-
                           idation Interest   idated  tinued  idation
                                             Invest-  Opera-
                                             ments at  tions
                                             Pro-Rata
                          --------------------------------------------
Commercial Group

 Retail

 Comparable                $47,461   $5,360    $2,897     $-  $44,998
 ---------------------------------------------------------------------
 Total                      48,784    4,419     3,174    856   48,395

 Office Buildings

 Comparable                 44,477    5,327     1,090      -   40,240
 ---------------------------------------------------------------------
 Total                      44,820    5,529     1,090      -   40,381

 Hotels

 Comparable                  8,817    1,775       484      -    7,526
 ---------------------------------------------------------------------
 Total                       4,971        -       484  5,438   10,893

 Earnings from Commercial
  Land Sales                   918      162         -      -      756

 Development Fees                -        -         -      -        -

 Other                      (5,871)   1,097        56      -   (6,912)
 ---------------------------------------------------------------------

Total Commercial Group

 Comparable                100,755   12,462     4,471      -   92,764
 ---------------------------------------------------------------------
 Total                      93,622   11,207     4,804  6,294   93,513

Residential Group

 Apartments

 Comparable                 25,961      630     6,531      -   31,862
 ---------------------------------------------------------------------
 Total                      26,665      781     7,896     55   33,835

Total Real Estate Groups

 Comparable                126,716   13,092    11,002      -  124,626
 ---------------------------------------------------------------------
 Total                     120,287   11,988    12,700  6,349  127,348

Land Development Group      19,792    1,434       105      -   18,463

The Nets                    (4,041)       -     1,296      -   (2,745)

Corporate Activities       (10,695)       -         -      -  (10,695)

----------------------------------------------------------------------
Grand Total               $125,343  $13,422   $14,101 $6,349 $132,371



                   Net Operating Income (dollars in thousands)
             ---------------------------------------------------------
                  Three Months Ended July 31, 2005       % Change
             ---------------------------------------------------------
              Full     Less   Plus       Plus  Pro-Rata  Full   Pro-
             Consol- Minority Unconsol- Discon- Consol- Consol- Rata
             idation Interest  idated   tinued idation idation Consol-
                              Invest-   Opera-                 idation
                              ments at   tions
                              Pro-Rata
             ---------------------------------------------------------

Commercial
 Group

 Retail

 Comparable    $45,226  $5,190   $2,824     $-  $42,860    4.9%   5.0%
 -------------------------------------------------------
 Total          48,198   4,583    2,975    587   47,177

 Office
  Buildings

 Comparable     44,261   5,481      853      -   39,633    0.5%   1.5%
 -------------------------------------------------------
 Total          44,783   5,992      927      -   39,718

 Hotels

 Comparable      7,050   1,232      470      -    6,288   25.1%  19.7%
 -------------------------------------------------------
 Total           4,231       -      470  5,839   10,540

 Earnings from
  Commercial
  Land Sales    12,017       -        -      -   12,017

 Development
  Fees           3,353       -        -      -    3,353

 Other          (7,735)  2,638       61      -  (10,312)
 -------------------------------------------------------

Total
 Commercial
 Group

 Comparable     96,537  11,903    4,147      -   88,781    4.4%   4.5%
 -------------------------------------------------------
 Total         104,847  13,213    4,433  6,426  102,493

Residential Group

 Apartments

 Comparable     23,782     549    6,217      -   29,450    9.2%   8.2%
 -------------------------------------------------------
 Total          23,257   1,322    8,133  2,258   32,326

Total Real
 Estate
 Groups

 Comparable    120,319  12,452   10,364      -  118,231    5.3%   5.4%
 -------------------------------------------------------
 Total         128,104  14,535   12,566  8,684  134,819

Land
 Development
 Group          21,047   1,171      134      -   20,010

The Nets        (4,620)      -      807      -   (3,813)

Corporate
 Activities     (7,393)      -        -      -   (7,393)

--------------------------------------------------------
Grand Total   $137,138 $15,706  $13,507 $8,684 $143,623


                          Net Operating Income (dollars in thousands)
                         ---------------------------------------------
                                Six Months Ended July 31, 2006
                         ---------------------------------------------
                           Full     Less      Plus     Plus  Pro-Rata
                          Consol- Minority Unconsol- Discon-  Consol-
                          idation Interest   idated   tinued  idation
                                            Invest-   Opera-
                                            ments at  tions
                                            Pro-Rata
                         ---------------------------------------------

Commercial Group

 Retail

 Comparable               $93,784  $10,642    $5,795      $-  $88,937
 ---------------------------------------------------------------------
 Total                     98,026    8,675     6,141   1,348   96,840

 Office Buildings

 Comparable                89,788   11,069     2,209       -   80,928
 ---------------------------------------------------------------------
 Total                     89,459   11,267     2,095       -   80,287

 Hotels

 Comparable                12,339    2,768       962       -   10,533
 ---------------------------------------------------------------------
 Total                      6,224        -       962   7,229   14,415

 Earnings from Commercial
  Land Sales               10,549      158         -       -   10,391

 Development Fees             276        -         -       -      276

 Other                     (9,613)   4,059       115       -  (13,557)
 ---------------------------------------------------------------------

Total Commercial Group

 Comparable               195,911   24,479     8,966       -  180,398
 ---------------------------------------------------------------------
 Total                    194,921   24,159     9,313   8,577  188,652

Residential Group

 Apartments

 Comparable                51,039    1,263    12,644       -   62,420
 ---------------------------------------------------------------------
 Total                     63,033    1,674    15,658     238   77,255

Total Real Estate Groups

 Comparable               246,950   25,742    21,610       -  242,818
 ---------------------------------------------------------------------
 Total                    257,954   25,833    24,971   8,815  265,907

Land Development Group     37,977    1,979       489       -   36,487

The Nets                  (12,742)       -     2,332       -  (10,410)

Corporate Activities      (18,296)       -         -       -  (18,296)

----------------------------------------------------------------------
Grand Total              $264,893  $27,812   $27,792  $8,815 $273,688



                   Net Operating Income (dollars in thousands)
            ----------------------------------------------------------
                   Six Months Ended July 31, 2005         % Change
            ----------------------------------------------------------
             Full      Less     Plus     Plus  Pro-Rata  Full   Pro-
            Consol-  Minority Unconsol- Discon- Consol- Consol- Rata
            idation  Interest  idated   tinued idation idation Consol-
                              Invest-   Opera-                 idation
                              ments at  tions
                              Pro-Rata
            ----------------------------------------------------------

Commercial
 Group

 Retail

 Comparable  $88,937 $10,595    $5,736      $-  $84,078    5.4%   5.8%
 -------------------------------------------------------
 Total        92,288   8,517     5,978   1,308   91,057

 Office
  Buildings

 Comparable   88,121  10,854     2,037       -   79,304    1.9%   2.0%
 -------------------------------------------------------
 Total        87,857  11,912     1,981       -   77,926

 Hotels

 Comparable    9,162   1,614       987       -    8,535   34.7%  23.4%
 -------------------------------------------------------
 Total         5,238       -       987   9,293   15,518

 Earnings
  from
  Commercial
  Land Sales  31,369   1,752         -       -   29,617

 Development
  Fees         3,998       -         -       -    3,998

 Other        (9,183)  4,530        82       -  (13,631)
 -------------------------------------------------------

Total
 Commercial
 Group

 Comparable  186,220  23,063     8,760       -  171,917    5.2%   4.9%
 -------------------------------------------------------
 Total       211,567  26,711     9,028  10,601  204,485

Residential
 Group

 Apartments

 Comparable   47,011   1,104    12,238       -   58,145    8.6%   7.4%
 -------------------------------------------------------
 Total        47,668   2,360    15,695   4,332   65,335

Total Real
 Estate
 Groups

 Comparable  233,231  24,167    20,998       -  230,062    5.9%   5.5%
 -------------------------------------------------------
 Total       259,235  29,071    24,723  14,933  269,820

Land
 Development
 Group        47,495   2,615       239       -   45,119

The Nets     (13,216)      -     1,476       -  (11,740)

Corporate
 Activities  (16,303)      -         -       -  (16,303)

--------------------------------------------------------
Grand Total $277,211 $31,686   $26,438 $14,933 $286,896



Development Pipeline
July 31, 2006
2006 Openings and Acquisitions  (5)
                                               Cost at
                                                 FCE
                                 Cost at        Pro-
                       FCE         Full         Rata
                      Legal Pro-  Consol-       Share
 Pro-     Dev         Owne- Rata  ida-   Total  (Non-           Gross
perty/    (D)  Date   rship% FCE% tion   Cost   GAAP) Sq. ft./  Leas-
Loca-     Acq Opened/  (i)   (i)  (GAAP) at 100% (b)   No. of   eable
 tion     (A) Acquired (1)   (2)   (a)    (3)  (2)X(3) Units     Area
                                       (in millions)
----------------------------------------------------------------------
Retail
 Centers:
Metreon(c)/
 San
 Francisco,
 CA        A  Q1-06   50.0%  50.0% $0.0  $40.0  $20.0  290,000 290,000
Northfield
 at
 Stapleton
 Phase
 II(l)/
 Denver,
 CO        D  Q1-06   95.0%  97.4%  9.1    9.1    8.9   86,000  86,000
                                   -----------------------------------
                                   $9.1  $49.1  $28.9  376,000 376,000
                                   -------------------================
Office:
Resurrection
 Health
 Care/
 Skokie,
 IL        A  Q1-06  100.0% 100.0% $4.6   $4.6   $4.6   40,000
                                   -------------------========

Residential:
Sky55/
 Chicago,
 IL        D  Q1-06 100.0% 100.0% $113.2 $113.2 $113.2     411
1251 S.
 Michigan/
 Chicago,
 IL        D  Q1-06  100.0% 100.0% 16.7   16.7   16.7       91
                                  ----------------------------
                                 $129.9 $129.9 $129.9      502
                                  --------------------========

                                  ---------------------
Total Openings (d)               $143.6 $183.6 $163.4
                                  =====================



----------------------------------------------------------------------
Residential                                        Opened
 Phased-In Units                                     in
 (c)(e):                                            '06/
                                                    Total
                                                 -----------
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,
 OH        D 2004-07  33.0%  33.0% $0.0  $22.9   $7.6  36/348
Arbor Glenn/
 Twinsburg,
 OH        D 2004-07  50.0%  50.0%  0.0   18.4    9.2  48/288
Pine Ridge
 Expansion/
 Willoughby
 Hills,
 OH        D 2005-06  50.0%  50.0%  0.0   16.4    8.2  15/162
Cobblestone
 Court/
 Painesville,
 OH        D 2006-08  50.0%  50.0%  0.0   24.6   12.3  48/304
                                   ---------------------------
Total (f)                          $0.0  $82.3  $37.3 147/1,102
                                   ===========================

----------------------------------------------------------------------
See attached 2006 footnotes.



July 31, 2006
Under Construction or to be Acquired (22)
                                                         FCE    Pro-
                                  Dev                   Legal   Rata
                                  (D)                 Ownership FCE %
                                  Acq   Anticipated       %      (i)
        Property/Location         (A)     Opening      (i)(1)    (2)
----------------------------------------------------------------------
Retail Centers:
San Francisco Centre -
 Emporium(c)/San Francisco, CA     D       Q3-06          50.0%  50.0%
San Francisco Centre(c)/San
 Francisco, CA                     A       Q3-06          50.0%  50.0%
Northfield at Stapleton Phase
 III(l)/Denver, CO                 D       Q3-06          95.0%  97.4%
Promenade Bolingbrook/
 Bolingbrook, IL                   D       Q1-07         100.0% 100.0%
Rancho Cucamonga Leggio/Rancho
 Cucamonga, CA                     D       Q2-07          80.0%  80.0%
East River Plaza(c)/Manhattan, NY  D       Q3-08          35.0%  50.0%
Orchard Town
 Center(o)/Westminster, CO         D   2006/2007/2008    100.0% 100.0%

Office:
Advent Solar(c)/Albuquerque, NM    D       Q3-06          50.0%  50.0%
Illinois Science & Technology         Q4-06/Q1-07/Q3-
 Park/Skokie, IL                  A/D     07/Q1-09       100.0% 100.0%
Stapleton Medical Office
 Building/Denver, CO               D       Q3-06          90.0%  90.0%
Edgeworth Building/Richmond, VA    D       Q4-06         100.0% 100.0%
New York Times/Manhattan, NY       D       Q2-07          70.0% 100.0%
Johns Hopkins - 855 North Wolfe
 Street/East Baltimore, MD         D       Q1-08          77.5%  77.5%


Residential:
Sterling Glen of Roslyn(g)/Roslyn, D       Q1-07
 NY                                                       40.0% 100.0%
Stapleton Town Center - Botanica
 Phase II(r)/Denver, CO            D    Q1-07/Q3-07       90.0%  90.0%
Uptown Apartments(c)/Oakland, CA   D       Q4-08          50.0%  50.0%
Ohana Military
 Communities(c)(e)/Honolulu, HI    D     2005-2008        10.0%  10.0%
Dallas Mercantile/Dallas, TX       D    Q2-07/Q2-08      100.0% 100.0%
Military Housing - Navy
 Midwest(c)/Chicago, IL            D       Q1-09          25.0%  25.0%

Condominiums:
1100 Wilshire(c)/Los Angeles, CA   D       Q3-06          50.0%  50.0%
Cutters Ridge at Tobacco
 Row/Richmond, VA                  D       Q3-06         100.0% 100.0%
Mercury(c)/Los Angeles, CA         D       Q1-07          50.0%  50.0%


Total Under Construction(h)
LESS: Above properties to be sold
 as condominiums
Under Construction less
 Condominiums

----------------------------------------------------------------------
Residential Phased-In Units Under
 Construction(c)(e):
Arbor Glen/Twinsburg, OH           D          2004-07     50.0%  50.0%
Woodgate/Evergreen Farms/Olmsted
 Township, OH                      D          2004-07     33.0%  33.0%
Pine Ridge Expansion/Willoughby
 Hills, OH                         D          2005-06     50.0%  50.0%
Cobblestone Court/Painesville, OH  D          2006-08     50.0%  50.0%
Total(m)

----------------------------------------------------------------------

See attached 2006 footnotes.


July 31, 2006
Under Construction or to be Acquired (22)
                                      Cost at
                                        FCE
                    Cost at          Pro-Rata
                     Full              Share
                    Consol-   Total    (Non-                      Pre-
                    idation   Cost     GAAP)   Sq. ft./  Gross    Lea-
                    (GAAP)   at 100%    (b)     No. of  Leasable  sed
 Property/Location    (a)      (3)    (2)X(3)   Units     Area     %
                          (in millions)
----------------------------------------------------------------------
Retail Centers:
San Francisco
 Centre -
 Emporium(c)/San
 Francisco, CA       $0.0   $443.7   $221.9    964,000  626,000(k) 80%
San Francisco
 Centre(c)/San
 Francisco, CA        0.0    151.8     75.9    498,000   186,000   98%
Northfield at
 Stapleton Phase
 III(l)/Denver, CO  137.0    137.0    133.4    637,000  497,000(j) 55%
Promenade
 Bolingbrook/
 Bolingbrook, IL    133.5    133.5    133.5    743,000  417,000(j) 45%
Rancho Cucamonga
 Leggio/Rancho
 Cucamonga, CA       41.2     41.2     33.0    180,000   180,000  100%
East River
 Plaza(c)/
 Manhattan, NY        0.0    384.0    192.0    547,000   547,000   55%
Orchard Town
 Center(o)/
 Westminster, CO    135.6    135.6    135.6   972,000(p) 558,000   10%
                 -------------------------------------------------
                   $447.3 $1,426.8   $925.3  4,541,000 3,011,000
                 ---------------------------======================
Office:
Advent Solar(c)/
 Albuquerque, NM     $0.0    $10.7     $5.4     88,000            100%
Illinois Science &
 Technology
 Park/Skokie, IL    127.5    127.5    127.5    658,000             28%
Stapleton Medical
 Office
 Building/Denver,
 CO                  10.6     10.6      9.5     45,000             44%
Edgeworth Building/
 Richmond, VA        35.2     35.2     35.2    142,000             60%
New York
 Times/Manhattan,
 NY                 492.9    492.9    492.9    732,000(q)          78%
Johns Hopkins - 855
 North Wolfe
 Street/East
 Baltimore, MD      100.4    100.4     77.8    279,000             36%
                 ---------------------------------------
                   $766.6   $777.3   $748.3  1,944,000
                 ---------------------------============

Residential:
Sterling Glen of
 Roslyn(g)/Roslyn,
 NY                 $75.8    $75.8    $75.8        158
Stapleton Town
 Center - Botanica
 Phase
 II(r)/Denver, CO    26.6     26.6     23.9        154
Uptown
 Apartments(c)/
 Oakland, CA          0.0    188.5     94.3        665
Ohana Military
 Communities(c)(e)/
 Honolulu, HI         0.0    316.5     31.7      1,952
Dallas
 Mercantile/Dallas,
 TX                 116.2    116.2    116.2        362(n)
Military Housing -
 Navy Midwest(c)/
 Chicago, IL          0.0    264.9     66.2      1,658
                 ---------------------------------------
                   $218.6   $988.5   $408.1      4,949
                 ---------------------------============
Condominiums:                                            Pre-Sold %
                                                        -------------
1100
 Wilshire(c)/Los
 Angeles, CA         $0.0   $124.9    $62.5         228        86%
Cutters Ridge at
 Tobacco
 Row/Richmond, VA     4.7      4.7      4.7          12         8%
Mercury(c)/Los
 Angeles, CA          0.0    142.6     71.3         238        32%
                 ---------------------------------------
                     $4.7   $272.2   $138.5         478
                 ---------------------------============

Total Under
 Construction(h) $1,437.2 $3,464.8 $2,220.2
                 ===========================
LESS: Above
 properties to be
 sold as
 condominiums         4.7    272.2    138.5
                 ---------------------------
Under Construction
 less
 Condominiums    $1,432.5 $3,192.6 $2,081.7
                 ===========================

----------------------------------------------------------
Residential Phased-In Units Under
 Construction(c)(e):                          Under Const./Total
                                            ----------------------
Arbor
 Glen/Twinsburg, OH  $0.0    $18.4     $9.2    48 / 288
Woodgate/Evergreen
 Farms/Olmsted
 Township, OH         0.0     22.9      7.6   108 / 348
Pine Ridge
 Expansion/
 Willoughby Hills,
  OH                  0.0     16.4      8.2    78 / 162
Cobblestone
 Court/Painesville,
 OH                   0.0     24.6     12.3   256 / 304
                 ---------------------------------------
Total(m)             $0.0    $82.3    $37.3 490 / 1,102
                 =======================================

----------------------------------------------------------

See attached 2006 footnotes.


2006 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $143.6 million of cost to the Company's pro-rata share (a non-GAAP measure) of $163.4 million of cost consists of a reduction to full consolidation for minority interest of $0.2 million of cost and the addition of its share of cost for unconsolidated investments of $20.0 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $37.3 million of cost consists of the Company's share of cost for unconsolidated investments of $37.3 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $1,437.2 million of cost to the Company's pro-rata share (a non-GAAP measure) of $2,220.2 million of cost consists of a reduction to full consolidation for minority interest of $38.2 million of cost and the addition of its share of cost for unconsolidated investments of $821.2 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.
(j) Includes 39,000 square feet of office space.
(k) Includes 235,000 square feet of office space.
(l) Phased opening: Phase I opened Q4-05, Phase II opened Q1-06, Phase III is scheduled to open Q3-06.
(m) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $37.3 million of cost consists of Forest City's share of cost for unconsolidated investments of $37.3 million.
(n) Project includes 18,000 square feet of retail space.
(o) Phased opening: Phase I is scheduled to open Q3-06, Phase II Q3-07, and Phase III Q1-08.
(p) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney opening in 2006, and 140,000 square feet for Macy's opening in 2007.
(q) Includes 24,000 square feet of retail space. Subsequent to July 31, 2006 the Company acquired the equity of its partner, therefore, the Company's new pro-rata share is 100 percent.
(r) Phased opening: Phase I is scheduled to open Q1-07 and Phase II
    Q3-07.


    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith or Thomas T. Kmiecik, 216-621-6060
             On the Web: www.forestcity.net